Exhibit 99.1

OPNET Announces Financial Results for Fourth Quarter of Fiscal 2009

Fiscal Q4 revenue of $28.9 million; Fiscal 2009 revenue of $122.9 million

Fiscal Q4 operating margin of negative 1.7%; Fiscal 2009 operating margin of 5.2%

Fiscal Q4 loss per share of $(0.00); Fiscal 2009 diluted earnings per share of $0.23

BETHESDA, MD—May 13, 2009—OPNET Technologies, Inc. (NASDAQ: OPNT), a leading provider of solutions for managing networks and applications, today announced that revenue for the fourth fiscal quarter, ended March 31, 2009, was $28.9 million, compared to $27.0 million for the same quarter in the prior fiscal year. Earnings per share for the fourth quarter of fiscal 2009 were negative $0.00, compared to negative $0.01 for fiscal 2008.

Marc A. Cohen, OPNET’s Chairman and CEO, stated, “Our Q4 results reflect the fact that customers continue to contend with tightening budgets in a challenging economy. The degree to which deals were postponed was greater than we anticipated. Despite the impact delayed deals and projects had on our fiscal Q4 results, we believe our comprehensive product portfolio, together with the competitive advantages offered by our solutions, have us well positioned to grow market share and drive revenue. In addition, cost cutting measures we have implemented should prove beneficial to our bottom line as the economy recovers.”

Mr. Cohen continued, “We should not lose sight of our strong performance in fiscal 2009, which ended March 31, 2009. In fiscal 2009 we generated record total revenue of $122.9 million, a 21.2% year over year increase. Over the past three years, our compounded annual growth rate has been 17.3%. In fiscal 2009, we also generated $6.4 million in operating income, and $4.7 million in net income. We ended the year with a record $33.1 million in deferred revenue. We accomplished this growth while increasing head count by only 5.9%. Although we remain cautious about the near term, we are very optimistic about our long term prospects.”

The Company’s fourth quarter fiscal 2009 financial results are presented below. The non-GAAP results exclude the income statement effects of stock-based compensation and acquisition-related amortization of intangible assets. A reconciliation of GAAP results to non-GAAP results has been provided in the financial statement table following the text of the press release. For further information, please refer to the section of the press release titled, “Use of Non-GAAP Measures.”

GAAP Financial Highlights for the Fourth Quarter of Fiscal 2009:

•

Grew revenue year-over-year 7.1% to $28.9 million from $27.0 million for the same quarter of fiscal 2008. Revenue for the quarter decreased sequentially 8.3% from $31.5 million for the third quarter of fiscal 2009.

•

License revenue increased year-over-year by 3.9% to $10.7 million from $10.3 million for the same quarter of fiscal 2008. License revenue for the quarter decreased sequentially 21.3% from $13.6 million for the third quarter of fiscal 2009.

•

Ended the quarter with record deferred revenue of $33.1 million, an 8.7% increase year-over-year from $30.5 million at the end of the same quarter of fiscal 2008 and a 7.0% increase sequentially from $31.0 million at the end of the third quarter of fiscal 2009.

•

Gross profit increased year-over-year to $21.2 million from $19.6 million for the same quarter of fiscal 2008. Gross profit decreased sequentially from $23.6 million in the third quarter of fiscal 2009.

•

Operating income increased year-over-year to negative $484 thousand from negative $1.2 million for the same quarter of fiscal 2008. Operating income decreased sequentially from $2.8 million in the third quarter of fiscal 2009.

•

Operating margin increased year-over-year to negative 1.7% from negative 4.5% for the same quarter of fiscal 2008. Operating margin decreased sequentially from 9.0% in the third quarter of fiscal 2009.

Non-GAAP Financial Highlights for the Fourth Quarter of Fiscal 2009:

•

Non-GAAP gross profit increased year-over-year to $21.7 million from $20.2 million for the same quarter of fiscal 2008. Non-GAAP gross profit decreased sequentially from $24.2 million in the third quarter of fiscal 2009.

•

Non-GAAP operating income increased year-over-year to $418 thousand from negative $172 thousand for the same quarter of fiscal 2008. Non-GAAP operating income decreased sequentially from $3.8 million in the third quarter of fiscal 2009.

•

Non-GAAP operating margin increased year-over year to 1.4% from negative 0.6% for the same quarter of fiscal 2008. Non-GAAP operating margin decreased sequentially from 12.0% in the third quarter of fiscal 2009.

•

Non-GAAP net income increased year-over-year to $470 thousand from $528 thousand for the same quarter of fiscal 2008. Non-GAAP net income decreased sequentially from $2.5 million in the third quarter of fiscal 2009.

The Company’s fiscal 2009 financial results are presented below. The non-GAAP results exclude the income statement effects of stock-based compensation and acquisition-related amortization of intangible assets. A reconciliation of GAAP results to non-GAAP results has been provided in the financial statement table following the text of the press release. For further information, please refer to the section of the press release titled, “Use of Non-GAAP Measures.”

GAAP Financial Highlights for Fiscal 2009:

•	Grew revenue 21.2% to $122.9 million from $101.3 million for fiscal 2008

•	License revenue increased by 31.9% to $51.2 million from $38.8 million for fiscal 2008.

•	Gross profit increased to $91.6 million from $75.2 million for fiscal 2008.

•	Operating income increased to $6.4 million from negative $3.4 million for fiscal 2008.

•	Operating margin increased to 5.2% from negative 3.4% for fiscal 2008.

Non-GAAP Financial Highlights for Fiscal 2009:

•	Non-GAAP gross profit increased to $93.9 million from $76.8 million for fiscal 2008.

•	Non-GAAP operating income increased to $10.4 million from negative $226 thousand for fiscal 2008.

•	Non-GAAP operating margin increased to 8.5% from negative 0.2% for fiscal 2008.

•	Non-GAAP net income increased to $7.1 million from $2.4 million for fiscal 2008.

First Quarter Fiscal Year 2010 Financial Outlook

OPNET currently expects fiscal 2010 first quarter GAAP revenue to be between $29.0 million and $31.0 million, and GAAP diluted earnings per share to be between negative $0.01 and positive $0.05. These estimates represent management’s current expectations about the Company’s future financial performance, based on information available at this time.

OPNET will hold an investor conference call on Wednesday, May 13, 2009 at 5:00 pm ET to review financial results for the fourth quarter of fiscal 2009.

To listen to the OPNET investor conference call:

•	Call 877-879-6203 in the U.S. or 719-325-4785 for international callers, or

•	Use the webcast at www.opnet.com. Investors are advised to go to the web site at least 15 minutes early to register, download, and install any necessary audio software.

To listen to the archived call:

•

Call the replay phone number at 888-203-1112 or 719-457-0820 for international callers. For replay, enter passcode # 9433697. The replay will be available from 8:00 pm ET May 13, 2009 through 11:59 pm ET May 20, 2009.

•	The webcast will be available at www.opnet.com, archived for seven days.

Use of Non-GAAP Measures

OPNET uses a variety of financial measures that are not in accordance with generally accepted accounting principles, or GAAP, as supplemental measures to GAAP to evaluate its operational performance. These financial measures, which include non-GAAP gross profit, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is also included below.

Management uses non-GAAP financial measures (a) to evaluate OPNET’s historical and prospective financial performance as well as its performance relative to its competitors, and (b) to measure operational profitability and the accuracy of forecasting. In addition, many financial analysts who follow OPNET focus on and publish both historical results and future projections based on non-GAAP financial measures. OPNET believes that it is in the best interest of its investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of OPNET’s competitors and may not be directly comparable to similarly titled measures of OPNET’s competitors due to potential differences in the exact method of calculation. OPNET compensates for these limitations by using these non-GAAP financial measures only as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Amortization of intangibles and its related tax impact. OPNET incurs amortization of intangibles related to various acquisitions it has made in recent years. This amortization is included in its GAAP presentation of cost of revenue — amortization of acquired technology and customer relationships and operating expenses — research and development. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP gross profit, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of OPNET because these costs are fixed at the time of an acquisition, are then amortized over a period of three to five years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of OPNET during the applicable time period after a given acquisition, and it excludes such expenses when evaluating OPNET’s financial performance.

Stock-based compensation expense and its related tax impact. OPNET incurs expense related to stock-based compensation, which is included in its GAAP presentation of cost of revenue — software license updates, technical support and services, cost of revenue — professional services, operating expenses — research and development, operating expenses — sales and marketing and operating expenses — general and administrative. Although stock-based compensation is an expense of OPNET and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP gross profit, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of OPNET. Specifically, OPNET excludes stock-based compensation during its quarterly and annual assessments of OPNET’s and management’s performance. In evaluating the performance of senior management, stock-based compensation is excluded from expenditure and profitability results.

About OPNET Technologies, Inc.

Founded in 1986, OPNET Technologies, Inc. (NASDAQ:OPNT) is a leading provider of solutions for managing networks and applications. For more information about OPNET and its products, visit www.opnet.com.

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OPNET and OPNET Technologies, Inc. are trademarks of OPNET Technologies, Inc. All other trademarks are the property of their respective owners.

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. OPNET Technologies, Inc. (“OPNET”) assumes no obligation to update statements. Forward-looking statements, including comments concerning expected revenue and earnings per share for the first quarter of fiscal 2010, are predictions based upon information available to OPNET as of the date of this press release and involve risks and uncertainties; therefore, actual events or results may differ materially. Factors that may cause OPNET’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk Factors” of OPNET’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008, as filed with the Securities and Exchange Commission on June 9, 2008 and the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2008. The risk factors set forth in the Form 10-K and Form 10-Q under the caption “Risk Factors” are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: The word OPNET is spelled with all upper-case letters.

OPNET Media Contact:	OPNET Investor Relations:
Margarita Castillo	Mel Wesley
OPNET Technologies, Inc.	OPNET Technologies, Inc.
(240) 497-3000	(240) 497-3000
Media@opnet.com	ir@opnet.com
www.opnet.com	www.opnet.com

OPNET TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2009	2008	2009	2008
Revenue:
New software licenses	$10,686	$10,288	$51,211	$38,838
Software license updates, technical support, and services	11,033	9,214	43,067	34,787
Professional services	7,193	7,504	28,601	27,721

Total revenue	28,912	27,006	122,879	101,346

Cost of revenue:
New software licenses	1,152	302	3,536	1,035
Software license updates, technical support, and services	1,169	1,209	4,665	4,514
Professional services	4,919	5,376	20,911	19,154
Amortization of acquired technology and customer relationships	472	553	2,172	1,486

Total cost of revenue	7,712	7,440	31,284	26,189

Gross profit	21,200	19,566	91,595	75,157

Operating expenses:
Research and development	7,746	7,478	30,791	27,471
Sales and marketing	10,918	10,498	42,533	39,357
General and administrative	3,020	2,814	11,857	11,747

Total operating expenses	21,684	20,790	85,181	78,575

(Loss) income from operations	(484)	(1,224)	6,414	(3,418)
Interest and other income, net	186	626	1,246	3,579

Income before (benefit) provision for income taxes	(298)	(598)	7,660	161
(Benefit) provision for income taxes	(226)	(495)	2,928	(372)

Net (loss) income	$(72)	$(103)	$4,732	$533

Basic net (loss) income per common share	$(0.00)	$(0.01)	$0.23	$0.03

Diluted net (loss) income per common share	$(0.00)	$(0.01)	$0.23	$0.03

Basic weighted average common shares outstanding	20,384	20,200	20,296	20,342

Diluted weighted average common shares outstanding	20,384	20,200	20,581	20,621

OPNET TECHNOLOGIES, INC.

QUARTERLY RECONCILIATION OF GAAP TO NON-GAAP INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,		Three Months Ended December 31,
	2009	2008	2008
GAAP gross profit	$21,200	$19,566	$23,630
Stock-based compensation expense	26	45	30
Amortization of intangibles	471	553	543

Non-GAAP gross profit	$21,697	$20,164	$24,203

GAAP (loss) income from operations	$(484)	$(1,224)	$2,832
Stock-based compensation expense	381	414	363
Amortization of intangibles	521	638	593

Non-GAAP income (loss) from operations	$418	$(172)	$3,788

GAAP net (loss) income	$(72)	$(103)	$1,962
Stock-based compensation expense	381	414	363
Amortization of intangibles	521	638	593
Provision for income tax (1)	(360)	(421)	(382)

Non-GAAP net income	$470	$528	$2,536

Diluted net (loss) income per common share:
GAAP	$(0.00)	$(0.01)	$0.10

Non-GAAP	$0.02	$0.03	$0.12

Diluted weighted average common shares outstanding
GAAP and Non-GAAP	20,384	20,383	20,652

(1)	Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 40%

OPNET TECHNOLOGIES, INC.

ANNUAL RECONCILIATION OF GAAP TO NON-GAAP INCOME

(in thousands, except per share data)

(unaudited)

	Year Ended March 31,
	2009	2008
GAAP gross profit	$91,595	$75,157
Stock-based compensation expense	127	169
Amortization of intangibles	2,172	1,486

Non-GAAP gross profit	$93,894	$76,812

GAAP income (loss) from operations	$6,414	$(3,418)
Stock-based compensation expense	1,533	1,539
Amortization of intangibles	2,440	1,653

Non-GAAP income (loss) from operations	$10,387	$(226)

GAAP net income	$4,732	$533
Stock-based compensation expense	1,533	1,539
Amortization of intangibles	2,440	1,653
Provision for income tax (1)	(1,589)	(1,277)

Non-GAAP net income	$7,116	$2,448

Diluted net income per common share:
GAAP	$0.23	$0.03

Non-GAAP	$0.35	$0.12

Diluted weighted average common shares outstanding
GAAP and Non-GAAP	20,581	20,621

(1)	Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 40%

OPNET TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	March 31, 2009	March 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$90,990	$71,410
Marketable securities	999	7,451
Accounts receivable, net	24,086	20,780
Unbilled accounts receivable	5,476	5,366
Inventory	722	319
Deferred income taxes, prepaid expenses and other current assets	4,043	3,627

Total current assets	126,316	108,953

Marketable securities	—	6,968
Property and equipment, net	13,984	10,884
Intangible assets, net	6,193	8,633
Goodwill	14,639	14,639
Deferred income taxes and other assets	4,932	3,461

Total assets	$166,064	$153,538

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$485	$489
Accrued liabilities	11,561	8,555
Other income taxes	849	658
Deferred rent	364	326
Deferred revenue	30,223	28,722

Total current liabilities	43,482	38,750

Accrued liabilities	69	59
Deferred rent	2,571	1,762
Deferred revenue	2,910	1,772
Other income taxes	527	550

Total liabilities	49,559	42,893

Stockholders’ equity:
Common stock	28	28
Additional paid-in capital	93,292	89,878
Retained earnings	39,570	34,838
Accumulated other comprehensive (loss) income	(1,171)	160
Treasury stock, at cost	(15,214)	(14,259)

Total stockholders’ equity	116,505	110,645

Total liabilities and stockholders’ equity	$166,064	$153,538